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                                                                EXHIBIT 23(A)

                 CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 21, 1999 (except as to the Subsequent Events note on page 43, which is as of February 25, 1999) which appears in IBM Credit Corporation's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Stamford, CT
September 3, 1999